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THE BLACKROCK GOVERNMENT   PROXY             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
INCOME TRUST                         The undersigned hereby appoints S. Jane Rose, Thomas A. Early and Grace
100 MULBERRY STREET                  Torres as Proxies, each with the power of substitutiion, and hereby
GATEWAY CENTER THREE                 authorizes each of them to represent and to vote, as designated below, all
NEWARK, NEW JERSEY 07102-4077        the shares of beneficial interest of The BlackRock Government Income Trust held of record by the undersigned on December 5, 1997 at the Special Meeting of Shareholders to be held on January 23, 1998, or any adjournment thereof.

THE TRUSTEES RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL.
1.  Approval of the Agreement and Plan of Reorganization
    / / APPROVE
    / / DISAPPROVE
    / / ABSTAIN

2.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                                                      (over)
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(CONTINUED FROM OTHER SIDE)
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DESCRIBED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF EXECUTED
AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                                     When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                              Dated  ---------------------------------------------------------------, 1997

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                                     Signature

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                                     Signature if held jointly
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